SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant To Section 14(A) of
                       The Securities Exchange Act of 1934

Filed by the Registrant                     [x]
Filed by a Party other than the Registrant: [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials

                           SPENCER'S RESTAURANTS, INC.

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(l)(4) and 0-11.

1)       Title of each class of securities to which transaction applies:
                                                                         ---------------------------------

2)       Aggregate number of securities to which transaction applies:
                                                                      ---------------------------

3)       Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                                                  ---------------------------------

4)       Proposed maximum aggregate value of transaction:
                                                          --------------------

5)       Total fee paid:
                         -----------------------------------------------------

[ ]      Fee paid previously by written preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:
                                 ---------------------------------------------




2)       Form Schedule or Registration Statement No.:
                                                      ------------------------

3)       Filing Party:
                       -------------------------------------------------------

4)       Date Filed:
                     ---------------------------------------------------------

                           Spencer's Restaurants, Inc.
                                106 Federal Road
                                Danbury, CT 06810

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2001

     We will hold the 2001 annual meeting of stockholders of Spencer's Restaurants, Inc. (the "Company") at the offices of Ruskin, Moscou, Evans & Faltischek, P.C., located at 170 Old Country Road, Mineola, New York 11501, on May 2, 2001, at 1:00 p.m., local time, for the following purposes:

          1. To elect a director for a term ending in 2004;

          2. To consider and vote upon a proposed amendment to our Certificate of Incorporation to increase the authorized common stock from 400,000,000 shares to 700,000,000 shares; and

          3. To act on such other matters as may be properly brought before the meeting or any adjournments, postponements or continuations of the meeting.

Your Board of Directors has fixed the close of business on March 26, 2001 as the record date for the meeting. Only stockholders of record at the close of business at this time are entitled to notice of and to vote at the meeting or any adjournments, postponements or continuations of the meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our corporate office located at 106 Federal Road, Danbury, Connecticut 06810, for at least ten (10) days before the meeting and also at the meeting.

All stockholders are invited to attend the meeting. To ensure your representation at the meeting, however, you are urged to mark, sign and return the enclosed proxy in the accompanying envelope, whether or not you expect to attend the meeting. No postage is required if you mail it in the United States. In the event that you attend the meeting, you may vote in person even if you have returned a proxy.

To vote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed return envelope.

Dated: April 5, 2001

                                      By Order of the Board of Directors


                                      Kenneth Berry, President, Chief Executive
                                         Officer and Director

                           Spencer's Restaurants, Inc.
                                106 Federal Road
                                Danbury, CT 06810

                                 PROXY STATEMENT

     This  proxy   statement  is  furnished  to  you  in  connection   with  the
solicitation of proxies by your Board of Directors to be used at the 2001 annual meeting of stockholders of Spencer's Restaurants, Inc., a Delaware corporation.

Date, Time and Place of Meeting

     We will hold the 2001 annual meeting of stockholders on May 2, 2001 at 1:00 p.m., local time, or at any adjournment or postponement thereof, at the offices of Ruskin, Moscou, Evans & Faltischek, P.C., located at 170 Old Country Road, Mineola, New York 11501, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Matters to be Considered at the Meeting

     At the meeting, we will ask our stockholders to consider and vote upon (i) the election of a director to a three year term ending in 2004; and (ii) a proposed amendment to our Certificate of Incorporation which will increase our authorized common stock from 400,000,000 shares to 700,000,000 shares.

     The stockholders will also consider and vote upon such other matters as may properly be brought before the meeting or any adjournment or postponement thereof.

Vote Required

     A plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote will elect the director, provided that a majority of the outstanding shares of our common stock (the "Common Stock") are represented at the meeting. This means that the director receiving the greatest number of votes cast will be elected. With regard to the election of this director, you may vote in favor of or withhold your vote from the nominee; and votes that are withheld will be excluded entirely from the vote and will have no effect.

     With respect to the approval of the proposed amendment to increase our authorized common stock to 700,000,000 shares, a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote for the proposal is required for approval, provided that a majority of our outstanding shares of Common Stock are represented at the meeting.

     In accordance with applicable law, broker non-votes and abstentions will be counted in favor of any proposal presented at the meeting and the election of any nominee for director.

Voting of Proxies

     Shares of the Common Stock represented by properly executed proxies received in time for the meeting, unless previously revoked, will be voted at the meeting as specified by the stockholders on the proxies. If no specification is made, shares represented by these proxies will be voted in favor of the election of the director and in favor of the amendment to increase our authorized Common Stock to 700,000,000 shares as recommended by your Board of Directors.

     If any other matters properly come before the meeting for consideration, the person or persons named in the form of proxy enclosed herewith and acting thereunder will have discretion to vote on the matters in accordance with their best judgment, unless the proxy indicates otherwise. We have no knowledge of any matters to be presented at the meeting other than those matters referred to and described in this proxy statement.

Revocability of Proxies

     If you give a proxy, you have the power to revoke it at any time before it is voted. You can do so in one of three ways. First, you can send written notice stating that you would like to revoke your proxy to our Secretary at the address given below. Second, you can complete a new proxy card and send it to our Secretary at the address given below. Third, you can attend the meeting and vote in person. You should send any written notice or new proxy card to:

                              John S. Reuther, Jr.
                                    Secretary
                           Spencer's Restaurants, Inc.
                                106 Federal Road
                                Danbury, CT 06810

You may request a new proxy card by calling John S. Reuther, Jr. at (203) 798-1390.

Record Date; Stockholders Entitled to Vote; Quorum

     Only stockholders of record at the close of business on March 26, 2001 will be entitled to receive notice of and to vote at the meeting. As of the record date, _____________ shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter on which the holders of common stock are entitled to vote. A majority of the outstanding shares of Common Stock entitled to vote must be represented in person or by proxy at the meeting in order for a quorum to be present.

Solicitation of Proxies

     Your Board of Directors is soliciting proxies, the form of which is enclosed, for the meeting. The cost of this solicitation will be borne by us. Our officers, directors and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting proxies. We and our authorized agents will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by these persons and will reimburse their reasonable out-of-pocket expenses in forwarding the material. This proxy statement is being mailed on or about April 5, 2001.

                      PROPOSAL NO. 1 - ELECTION OF DIRECTOR

Nominee for Director

     Our Certificate of Incorporation provides for a Board of Directors which is divided into three classes, with a different class elected each year for a three-year term to hold office until the end of such term and until successors have been elected. In accordance with our bylaws, the Board of Directors has fixed the number of directors at three, one of whom will be in the class whose term will expire in 2002, one whose term will expire in 2003 and one whose term will expire in 2004. As a result, the Board is recommending that Nicolo Ottomanelli stand for election at this meeting, to be elected to a term three years to expire in 2004. The director elected at the Annual Meeting will be elected for a three-year term.

     The election of directors is decided by a plurality of the votes cast by the shares entitled to vote in the election. In the absence of instructions to the contrary, the persons named in the proxy intend to vote the proxies for the election as director of the person nominated. Although the Board of Directors has no reason to believe that the nominee will not serve, in the event that a vacancy occurs, the proxies will be voted for the election of the nominee, if any, the Board of Directors or a duly authorized committee of it may designate.

                                     NOMINEE

                                                                 Number of
                                                                 Shares of
                                                                 Common Stock
                              Principal                          Owned
                              Occupation for                     Beneficially,
Name, Position with           Past Five                          Directly or
Company and Age               Years/Other             Director   Indirectly, on        Percent of              Proposed
as of March 23, 2001          Directorships            Since     ________, 2001*        Class**                 Term
--------------------          -------------            -----     ---------------        -------                 ----

Nicolo Ottomanelli Senior     Ottomanelli Bros.,       1998      4,815,749 (1)                 7.4%           3 years
Vice President and            Ltd.
Director, 58

* The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.

** In computing the "Percentage of Class" figure, there is added to the numerator and denominator, for such person, the number of shares of Common Stock such person could acquire within 60 days by the conversion of a convertible security owned by such person or the exercise of an option or warrant held by such person. This presentation maximizes the percentage of each person, since it assumes that no other holder of rights to convert or purchase preferred stock or warrants or notes is then exercising the same, and often results in a combined listing percentage of ownership that exceeds 100%.

     (1) Does not include any shares beneficially owed by Mr. J. Ottomanelli, Mr. Nicolo Ottomanelli's brother or by certain Mr. Nicolo Ottomanelli's children, of which Mr. Nicolo Ottomanelli disclaims beneficial ownership.

            PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

     The Board of Directors has approved, and is recommending to the Shareholders for approval at the Annual Meeting, an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock which we are authorized to issue from 400,000,000 shares to 700,000,000 shares. The Board of Directors has determined that this amendment is advisable and should be considered at the Annual Meeting. The full text of the proposed amendment to the Certificate of Incorporation is set forth below. We are currently authorized to issue 5,000,000 shares of preferred stock, par value $.01 per share, of which ___ shares are issued and outstanding, and the proposed amendment will not affect this authorization.

Purposes and Effects of Proposed Increase in the Number of Authorized Shares of Common Stock

     The proposed amendment would increase the number of shares of Common Stock which we are authorized to issue from 400,000,000 shares to 700,000,000 shares. The additional 300,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. At March 26, 2001, _______ shares of Common Stock were outstanding, and ________ shares were reserved for issuances upon conversion of convertible securities and purchasable upon the exercise or outstanding options and warrants. This leaves ________ shares available for other issuances. The Board of Directors believes it is desirable to increase the number of shares of Common Stock we are authorized to issue by an additional 300,000,000 shares to provide us with adequate flexibility in the future. In particular, we may issue up to approximately ______ shares pursuant to a private offering, but there can be no assurance of any of such issuances. Other than the foregoing, we have no present commitments, agreements, or intent to issue additional shares of Common Stock.

     The holders of our Common Stock are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of shareholders. The proposed increase in the number of shares of Common Stock we are authorized to issue is not intended to inhibit a change in control of the Company. However, the availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. We are not aware of any pending or threatened efforts to acquire control of the Company.

Amendment to Certificate of Incorporation

     If approved, Article FOURTH of our Certificate of Incorporation would be amended and restated as follows:

                                 ARTICLE FOURTH

     FOURTH: 1. Authorized Capital Stock. The total number of shares of all _______________ classes of capital stock which the Corporation shall have the authority to issue is 705,000,000 shares, of which 700,000,000 shares shall be Common Stock with a par value of one-tenth of one cent ($.001) per share, and 5,000,000 shares shall be Preferred Stock with a par value of ten cents ($.10) per share.

Vote Required and Board Recommendation

     The affirmative vote of holders of a majority of the Shares entitled to vote at the meeting is required to approve the proposed amendment. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of March 26, 2001, based on information obtained from the persons named below, by (i) each person known to us to beneficially own more than 5% of the outstanding shares of Common Stock,
(ii) each of our executive officers and directors, and (iii) all of our officers and directors as a group:

Name and Address of            Amount and Nature of
Beneficial Owner**            Beneficial Ownership***    Percentage of Class****
------------------            -----------------------    -----------------------

Kenneth Berry                       60,000,000                   47.6%

Nicolo Ottomanelli                   4,815,749                    7.4%

John S. Reuther, Jr                  6,000,000                    8.4%

Joseph Ottomanelli                   4,271,029                    6.6%

Stephan A. Stein                     6,151,224                    8.9%

Shelly Frank                        45,000,000                   40.5%
16 Arrowhead Way
Weston, CT 06883

Commonwealth Associates             15,718,658                   20.3%
830 Third Avenue
New York, NY 10022

All Directors and Officers as
group (3 persons)

* Less than 1% of outstanding shares of Common Stock.

** Unless otherwise indicated, the beneficial owner's address is our principal office.

*** The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.

**** In computing the "Percentage of Class" figures as to each person, there is added to the numerator and denominator, for such person, the number of shares of Common Stock such person could acquire within 60 days by the conversion of a convertible security owned by such person or the exercise of an option or warrant held by such person. This presentation maximizes the percentage of each person, since it assumes that no other holder of rights to convert or purchase preferred stock or warrants or notes is then exercising the same, and often results in a combined listing percentage of ownership that exceeds 100%.

(1) Includes warrants to purchase 30,000,000 shares of Common Stock at an exercise price of $.05 per share and warrants to purchase 30,000,000 shares of Common Stock at an exercise price of $.02 per share.

(2) Does not include any shares beneficially owed by Mr. Joseph Ottomanelli, Mr. Nicolo Ottomanelli's brother, of which Mr. Nicolo Ottomanelli disclaims beneficial ownership.

(3) Includes an option to purchase 6,000,000 shares of Common Stock at an exercise price of $.02 per share.

(4) Does not include any shares beneficially owned by Mr. Nicolo Ottomanelli, Mr. Joseph Ottomanelli's brother, of which Mr. Joseph Ottomanelli disclaims beneficial ownership.

(5) Includes warrants to purchase 3,920,548 shares of Common Stock at an exercise price of $.05 per share.

(6) Includes warrants to acquire 45,000,000 shares of common stock at $.05 per share.

(7) Includes warrants to purchase 12,000,000 shares of Common Stock at an exercise price of $.05.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by us, as well as any other compensation paid to or earned by our President and those executive officers compensated at or greater than $100,000 for services rendered us in all capacities during the three most recent fiscal years ended June 30, 2000:

Summary Compensation Table

Name of Individual and                  Fiscal                                                  Stock            Long-Term
Principal Position                       Year            Salary              Bonus           Compensation      Compensation
------------------                       ----            ------              -----           ------------      ------------

Kenneth Berry, President                 2000            $95,000              ---                ---                 ---
                                         1999            $29,535            $30,000              ---                 ---
                                         1998*             ---                ---                ---                 ---

Nicolo Ottomanelli, Senior Vice          2000            $56,666              ---                ---                 ---
President                                1999           $119,992              ---              $75,236               ---
                                         1998            $69,230              ---                ---                 ---

John S. Reuther, Jr., ***                2000              ---                ---                ---                 ---
Secretary                                1999              ---                ---                ---                 ---
                                         1998              ---                ---                ---                 ---

-----------------
*        Mr. Berry was not employed by us in fiscal years 1998 and 1997.
**       Mr. Ottomanelli was not employed by us in fiscal year 1997
***      Mr. Reuther was not employed by us in fiscal years 2000, 1999 and 1998.

Executive Compensation

     The following table sets forth information with respect to the compensation of our officers for the fiscal year ended June 30, 2000:

Name                                               Compensation
----                                               ------------

Kenneth Berry (1)                                    $95,000

Nicolo Ottomanelli (2)                               $56,666

John S. Reuther, Jr.                                 $0

1. Kenneth Berry is being compensated under a three year employment agreement which commenced March 31, 1999, providing for payments of $3,958.33 twice monthly. In addition, a signing bonus of $30,000 was provided as part of his compensation package. See "Agreements with New Management" below.

2. Nicolo Ottomanelli was compensated under an employment agreement entered into in March 1998 and terminated in 2000 pursuant to which he was to receive a salary of $150,000 per annum. We and Nicolo Ottomanelli amended his employment agreement effective February 1999 to reduce the fixed compensation to $85,000, to make him a participant in our incentive bonus program and to provide a payment of $25,000 in early 1999. Mr. Ottomanelli received payments of $119,992 during fiscal 1999 for current and deferred salary. We also issued 1,504,720 shares of common stock with a value of $75,236 to satisfy other deferred salary not compensated for in cash. During fiscal year 2000, he received $56,666.

                      OPTION EXERCISES IN FISCAL YEAR 2000

     No warrants, stock options or stock appreciation rights were exercised in Fiscal Year 2000.

Stock Option Plans

1999 Stock Option Plan

     On April 18, 1999, the Board of Directors approved the adoption of the 1999 Stock Option Plan (the "1999 Plan"), subject to the approval of stockholders which was obtained in February 2000, which provides for the issuance of incentive stock options (ISOs), Non-ISOs, and stock appreciation rights to officers and key employees of the Company. Up to 25,000,000 shares have been reserved for issuance under the 1999 Plan, which is administered by the Board of Directors of the Company. The term of the options is generally for a period of five (5) years. The exercise price for Non-ISOs outstanding under the 1999 Plan can be no less than 100% of the fair market value, as defined, of the Company's Common Stock on the date of grant. For ISOs, the exercise price can generally be no less than the fair market value of the Company's Common Stock at the date of grant, without the exception of any employee who prior to the option grant, is a 10% or greater stockholder, as defined, for which the exercise price can be no less than 110% of the fair market value of the Company's Common Stock at the date of grant. There are presently 1,395,000 options amended under the 1999 Plan.

1999 Non-Employee Directors Stock Option Plan

     On April 18, 1999, the Board of Directors approved the adoption of the 1999 Non-Employee Directors Stock Option Plan (the "1999 Directors Plan"), subject to the approval of stockholders which was obtained in February 2000, which provides for the issuance of non-qualified stock options to non-employee directors of the Company. Up to 10,000,000 shares have been reserved for issuance under the 1999 Directors Plan, which is administered by the Board of Directors of the Company. The term of the options is generally for a period of five (5) years. The exercise price for options outstanding under the 1999 Plan can be no less than 100% of the fair market value, as defined, of the Company's Common Stock on the date of the grant. There are presently zero options granted under the 1999 Directors Plan.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten (10%) percent of a registered class of our equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based solely on our review of the copies of such forms received by it during its fiscal year ended June 30, 2000, we believe that all filing requirements applicable to the Reporting Persons were complied with by its executive officers and directors during such period.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Cogen Sklar LLP has served as our independent auditor for the year ended June 30, 2000. In recent years, it has been the practice of the Board of Directors to annually review and selects independent auditors. The Board of Directors intends to continue this practice and to make the selection of the independent auditors later in the year. The selection of the independent auditors has not therefore been made for the current fiscal year. Representatives of Cogen Sklar LLP may be present at the meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions, if any, of our stockholders.

                              STOCKHOLDER PROPOSALS

     Stockholders wishing to submit proposals for inclusion in our 2002 proxy statement may do so prior to January 31, 2002 by letter addressed to us in care of our corporate secretary. If we change the date of our 2001 annual meeting by more than 30 days from the date of our 2001 annual meeting, then stockholders must submit proposals a reasonable time before we begin to print and mail the proxy statement for our 2002 annual meeting. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     With respect to our 2002 annual meeting of stockholders, if we are not provided notice of a stockholder proposal which the stockholder has not previously sought to include in our proxy statement by February 15, 2002, or within a reasonable time before we mail our proxy statement if we change the date of our 2002 annual meeting by more than 30 days from the date of this year's meeting, the management proxies will be allowed to use their discretionary authority as outlined above.

                                  OTHER MATTERS

     As of the date of this proxy statement, we do not expect any matters other than these described in this proxy statement will be brought before the meeting. If any other business properly comes before the meeting, or any adjournment of the meeting, the proxy holders will vote in regard to the other business according to their discretion insofar as the proxies are not limited to the contrary.

     You should rely on the information contained or incorporated by reference in this proxy statement to decide how to vote on the matters to be considered at the annual meeting. We have not authorized anyone to provide you with information that is different from or in addition to what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of its date unless the information specifically indicates that another date applies.

                                          By Order Of The Board Of Directors

                                          /s/

                                          Kenneth Berry, President and Chief
                                           Executive Officer

April 5, 2001